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                                                                    Exhibit 99.1



ICU MEDICAL, INC. [LOGO HERE]


                  ICU MEDICAL, INC. REPORTS FOURTH QUARTER AND
                 YEAR-END RESULTS FOR 2003 IN LINE WITH TARGETS

         FEBRUARY 2, 2004, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced results for the fourth quarter and year-ended December 31st, 2003.

         Fourth quarter revenue was $29.8 million, as compared to $24.1 million for the same period last year, an increase of 23%. Net income for the fourth quarter was $7.2 million, or $0.48 per diluted share, as compared to $5.9 million, or $0.38 per diluted share in prior year quarter.

         For the year ended December 31, 2003, revenue was $107.4 million, an increase of 22% over the $87.8 million reported for 2002. Net income was $22.3 million versus $19.7 million for 2002, and earnings per diluted share was $1.48 versus $1.28 in 2002, an increase of 16%.

         "In 2003, we surpassed a significant milestone and achieved record revenue of over $100 million," said Dr. George Lopez, Chairman and President. "For 14 years, ICU Medical has delivered solid growth due to our patented manufacturing processes, proprietary products and deep distribution channels. I'm pleased to report that this year was no exception as we continued to expand our product mix to more differentiated, high-margin products, increased our sales efforts, and reached profitability with our Punctur-Guard safety needle division. In addition, we positioned the Company to capitalize on growth opportunities in 2004 and beyond by acquiring a plant in Italy, significantly expanding our plant in Mexico and signing a worldwide distribution agreement with Abbott Laboratories."

         The foregoing statement concerning Management's expectation with respect to future results is a forward looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 8-K dated February 15, 2002. Actual results in the future may differ materially from Management's current expectations.


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         The Company will be conducting a conference call concerning its fourth quarter results at 8:00 a.m. PDT (11:00 a.m. EDT) on Monday February 2, 2004, which can be accessed at 800-915-4836, passcode "ICU Medical" or by replay at 800-428-6051, passcode I.D. 326101. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.


CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  Investor Relations
                  John Mills
                  Managing Director
                  Integrated Corporate Relations
                  (562) 256-7051

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

                                                    ICU MEDICAL, INC.
                                                  Statements of Income
                                              For the Three and Years Ended
                                         December 31, 2003 and December 31, 2002
                           (all dollar amounts in thousands except per share data) (unaudited)


                                                       THREE MONTHS ENDED                   YEARS ENDED
                                                   12/31/2003       12/31/2002       12/31/2003       12/31/2002
                                                  ------------     ------------     ------------     ------------
Revenue

   Net Sales                                      $    29,110      $    20,540      $   102,726      $    84,218

   Other                                                  661            3,589            4,628            3,589
                                                  ------------     ------------     ------------     ------------
Total Revenue                                          29,771           24,129          107,354           87,807

Cost of Sales                                          13,026           10,035           48,444           36,464
                                                  ------------     ------------     ------------     ------------
Gross Profit                                           16,745           14,094           58,910           51,343

Selling, general and administrative expenses            6,013            4,473           23,029           19,871

Research and development expenses                         330              439            1,757            1,472
                                                  ------------     ------------     ------------     ------------

Total operating expenses                                6,343            4,912           24,786           21,343
                                                  ------------     ------------     ------------     ------------
Income from operations                                 10,402            9,182           34,124           30,000

Investment income                                         240              353            1,123            1,432
                                                  ------------     ------------     ------------     ------------
Income before income taxes                             10,642            9,535           35,247           31,432

Provision for income taxes                              3,490            3,650           12,950           11,750
                                                  ------------     ------------     ------------     ------------

Net income                                        $     7,152      $     5,885      $    22,297      $    19,682
                                                  ------------     ------------     ------------     ------------

Net income per share - diluted                    $      0.48      $      0.38      $      1.48      $      1.28
                                                  ============     ============     ============     ============
Weighted average number of
common shares - diluted                            14,984,091       15,560,081       15,050,437       15,352,419
                                                  ============     ============     ============     ============
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

                                   ICU MEDICAL, INC.
                        Summary Consolidated Balance Sheet Data

                                         ASSETS

                                                                  12/31/03      12/31/02
                                                                  ---------     ---------
CURRENT ASSETS:
    Cash and liquid investments                                     73,137        88,465
    Accounts receivable, net                                        24,943        16,633
    Inventories                                                      3,398         5,749
    Prepaid and deferred taxes                                       5,597         1,710
    Other current assets                                             4,142         1,652
                                                                  ---------     ---------
               Total current assets                                111,217       114,209
                                                                  ---------     ---------

PROPERTY AND EQUIPMENT, NET                                         41,041        34,608
OTHER ASSETS                                                        12,030         8,215
                                                                  ---------     ---------
                                                                  $164,288      $157,032
                                                                  =========     =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                 8,285        11,645

STOCKHOLDERS' EQUITY:
    13,687,221 shares outstanding, net, at December 31, 2003       156,003       145,387
                                                                  ---------     ---------
                                                                  $164,288      $157,032
                                                                  =========     =========


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


                                     ICU MEDICAL, INC.
                     Summary Consolidated Statements of Cash Flow Data

                                                                 For the Three Months Ended
                                                                 --------------------------

                                                                   12/31/03      9/30/02
                                                                   --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                         $ 7,153       $ 4,276
Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization                                   2,256         1,045
     Net change in current assets and liabilities, and other,
        net of acquisitions                                         (5,652)         (369)
                                                                   --------      --------
                                                                     3,757         4,952

     Tax benefits from exercise of stock options                       567           695

                                                                   --------      --------
     Net cash provided by operating activities                       4,324         5,647
                                                                   --------      --------


PURCHASES OF PROPERTY AND EQUIPMENT                                 (1,114)       (3,782)
PURCHASE OF TREASURY STOCK                                              --            --
OTHER, NET                                                          (7,062)        1,814

                                                                   --------      --------
NET INCREASE (DECREASE)  IN CASH AND CASH EQUIVALENTS              $(3,852)      $ 3,679
                                                                   ========      ========
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